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                          SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  02549

                                  ----------------

                                       FORM 8-K

                        PURSUANT TO SECTION 13 OR 15(D) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  November 25, 1997

                             DEFLECTA-SHIELD CORPORATION
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                (Exact name of registrant as specified in its charter)


                                       Delaware
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                    (State or other jurisdiction of incorporation)


    0-23238                                           42-1411117
----------------------                      ------------------------


1800 North 9th Street, Indianola, Iowa           60016
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(Address of principal executive offices)         (Zip Code)


                                    (515) 961-6100
                        -----------------------------
                            Registrant's Telephone Number

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Item 5.  Other Events

    On November 25, 1997, Deflecta-Shield Corporation, a Delaware corporation (the "Company") announced that it had entered into an Agreement and Plan of Merger dated as of November 25, 1997 with Lund International Holdings, Inc. ("Parent") and Zephyros Acquisition Corporation (the "Purchaser"), (the "Merger Agreement"). Under the Merger Agreement, the Purchaser will commence a tender offer no later than November 28, 1997, for all of the outstanding common stock of the Company at $16.00 per share, net to the seller in cash.

    The tender offer will be followed by a merger of Purchaser into the Company, with the Company as the surviving entity. Holders of shares not purchased in the tender will receive cash equal to $16.00 per share.

    Concurrent with the execution of the Merger Agreement, two stockholders of the Company entered into Stockholder Agreements with Parent, pursuant to which each such stockholder agreed, subject to certain conditions, to tender pursuant to the tender offer, in the aggregate, approximately 1,909,374 shares, constituting approximately 39.78% of the outstanding shares of the Company. Such agreements will terminate upon the termination of the Merger Agreements.

    The Merger Agreement restricts the Company from actively soliciting any other offers while, consistent with the fiduciary duties of the Company's Board of Directors, providing that the Company may respond to certain unsolicited offers or indications of interest. The Merger Agreement also provides for appropriate break-up fees for Parent under certain circumstances, including the termination of the Merger Agreement by the Company to accept a Superior Proposal (as defined in the Merger Agreement).

    On November 26, 1997, the Company issued a press release with respect to the Merger Agreement and the transactions contemplated thereby.

    The Merger Agreement, the Stockholder Agreements, and press release are attached as Exhibits 1, 2, 3 and 4 hereto, and are incorporated herein by reference.

Item 7.  Exhibits

    1. Agreement and Plan of Merger dated as of November 25, 1997 among Deflecta-Shield Corporation, Lund International Holdings, Inc. and Zephyros Acquisition Corporation.

    2. Stockholder Agreement dated as of November 25, 1997 between Lund International Holdings, Inc. and Mark C. Mamolen.

    3. Stockholder Agreement dated as of November 25, 1997 between Lund International Holdings, Inc. and Charles S. Meyer.

    4. Press release issued by Deflecta-Shield Corporation, Lund International Holdings, Inc. and Zephyros Acquisition Corporation on November 26, 1997.


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                                      SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  Deflecta-Shield Corporation


Dated:  November 26, 1997         By: /s/ Russell E. Stubbings
                                      --------------------------------------
                                  Name:   Russell E. Stubbings

                                  Title:  President and Chief Executive
                                          Officer



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                                    EXHIBIT INDEX

Exhibit No.                  Description                        Page No.

    1.         Agreement and Plan of Merger dated as
               of November 25, 1997 among Deflecta-Shield
               Corporation, Lund International
               Holdings, Inc. and Zephyros Acquisition
               Corporation.

    2.         Stockholder Agreement dated as of
               November 25, 1997 between Lund International
               Holdings, Inc. and Mark C. Mamolen.

    3.         Stockholder Agreement dated as of
               November 25, 1997 between Lund International
               Holdings, Inc. and Charles S. Meyer.

    4.         Press release issued by Deflecta-Shield
               Corporation, Lund International Holdings, Inc.
               and Zephyros Acquisition Corporation on
               November 25, 1997.


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